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               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]

                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Boron, LePore & Associates, Inc.

  As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made part of this registration statement.

                                          /s/ Arthur Andersen LLP
                                          -----------------------
                                          Arthur Andersen LLP

Roseland, New Jersey
June 30, 1997